News Release

Virtus Investment Partners Announces Financial Results for First Quarter 2021

▪Earnings Per Share - Diluted of $4.54; Earnings Per Share - Diluted, as Adjusted, of $6.78
▪Total Sales of $10.6B; Net Flows of $2.4B; Total AUM of $168.9B

Hartford, CT, April 28, 2021 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2021.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2021	3/31/2020	Change	12/31/2020	Change

U.S. GAAP Financial Measures
Revenues	$216.9	$144.6	50%	$171.6	26%
Operating expenses	$154.8	$120.0	29%	$120.7	28%
Operating income (loss)	$62.1	$24.6	152%	$50.9	22%
Operating margin	28.7%	17.0%		29.7%
Net income (loss) attributable to common stockholders	$36.6	$(4.3)	N/M	$43.3	(15%)
Earnings (loss) per share - diluted	$4.54	$(0.58)	N/M	$5.40	(16%)
Weighted average shares outstanding - diluted	8.052	7.422	8%	8.026	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$187.3	$127.1	47%	$153.5	22%
Operating expenses, as adjusted	$109.3	$87.1	25%	$91.6	19%
Operating income (loss), as adjusted	$78.0	$40.1	95%	$61.9	26%
Operating margin, as adjusted	41.6%	31.5%		40.3%
Net income (loss) attributable to common stockholders, as adjusted	$54.6	$26.5	106%	$41.4	32%
Earnings (loss) per share - diluted, as adjusted	$6.78	$3.32	104%	$5.15	32%
Weighted average shares outstanding - diluted, as adjusted	8.052	7.975	1%	8.026	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2021	3/31/2020	Change	12/31/2020	Change
Ending total assets under management	$168.9	$90.7	86%	$132.2	28%
Average total assets under management	$154.3	$105.9	46%	$121.1	27%
Total sales	$10.6	$7.2	47%	$8.9	19%
Net flows	$2.4	$(1.4)	N/M	$2.7	(11%)

N/M - Not Meaningful

Total assets under management increased 28% to $168.9 billion at March 31, 2021 from $132.2 billion at December 31, 2020 due to the addition of $29.5 billion as a result of the finalization of the AllianzGI partnership, $4.7 billion of market appreciation, and $2.4 billion of positive net flows. In addition, the company had $3.4 billion of other fee earning assets, also as a result of the AllianzGI partnership.
Total sales of $10.6 billion increased by $1.7 billion, or 19%, from the fourth quarter as a result of higher sales of open-end funds and retail separate accounts. Open-end fund sales of $5.9 billion increased 37% with growth in all asset classes. Retail separate account sales of $2.7 billion increased 24% with growth in both the intermediary sold and private client channels. Institutional sales of $1.9 billion compared sequentially with $2.3 billion, as the prior quarter included the funding of several large new mandates.
Net flows of $2.4 billion represented an annualized organic growth rate of 7.5% and included positive net flows in retail separate accounts, open-end funds, exchange traded funds (ETFs), and institutional. Retail separate accounts contributed positive net flows of $1.8 billion with positive net flows in both the intermediary sold and private client channels. Open-end fund net flows of $0.6 billion reflected positive net flows in fixed income, multi-asset, specialty, and global equity strategies. ETF net flows of $0.1 billion were positive for the third consecutive quarter. Institutional positive net flows continued the trend of organic growth over the past four quarters with contributions from multiple affiliates.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income increased 22% to $62.1 million from $50.9 million in the prior quarter, as a 26% increase in total revenues, due to higher average assets under management, was partially offset by a 28% increase in total operating expenses, largely due to higher employment expenses.
The higher average assets in the first quarter were primarily the result of the addition of $29.5 billion of assets from AllianzGI. The sequential increase in operating expenses was primarily due to employment expenses, which increased due to seasonal items and higher variable compensation, as well as other operating expenses due to the addition of a new affiliate.
Net income attributable to common stockholders of $4.54 per diluted common share included ($1.68) of fair value adjustments on affiliate noncontrolling interests, ($0.29) of realized and unrealized losses on investments, and ($0.24) of acquisition and integration costs. Prior quarter net income per diluted share of $5.40 included $1.96 of realized and unrealized gains on investments and ($1.56) of fair value adjustments on affiliate noncontrolling interests. The fair value adjustments on affiliate noncontrolling interests reflect the increase in the value of an affiliate with minority ownership.

The effective tax rate during the quarter of 22% compared with 19% in the prior quarter, primarily reflecting changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $187.3 million increased 22% sequentially as a result of a 27% increase in average assets under management due to the February 1, 2021 addition of the AllianzGI assets, market appreciation, and positive net flows. Revenues, as adjusted, included performance-related fees of $0.6 million, compared with $3.7 million in the prior quarter.
Employment expenses, as adjusted, increased to $90.4 million from $73.5 million in the prior quarter largely due to $9.4 million of seasonally higher expenses, primarily payroll taxes and benefits related to the timing of annual incentive payments, as well as higher variable incentive compensation. Other operating expenses, as adjusted, of $17.8 million increased sequentially from $17.1 million primarily due to incremental operating expenses associated with the new affiliated manager as a result of the AllianzGI partnership.
Operating income, as adjusted, and the related margin increased to $78.0 million and 41.6%, respectively, from $61.9 million and 40.3% in the prior quarter primarily due to higher revenues, partially offset by the seasonal employment expenses and higher variable incentive compensation.
Net income attributable to common stockholders, as adjusted, per diluted common share was $6.78, an increase of $1.63, or 32%, from $5.15 in the prior quarter, and the company reported its highest level of net income, as adjusted. The sequential increase primarily reflected higher revenues, as adjusted, as a result of the higher average assets under management.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	3/31/2021	3/31/2020	Change	12/31/2020	Change
Cash and cash equivalents	$228.3	$158.5	44%	$246.5	(7%)
Gross debt (1)	$199.8	$258.2	(23%)	$205.7	(3%)
Revenue participation liability (2)	$137.7	$—	N/M	$—	N/M
Redeemable noncontrolling interests (3)	$98.1	$62.2	58%	$87.5	12%
Total equity attributable to stockholders	$729.4	$656.2	11%	$711.2	3%

Working capital (4)	$211.1	$155.4	36%	$172.0	23%
Net debt (cash) (5)	$(28.5)	$99.8	N/M	$(40.8)	(30%)

(1)Excludes deferred financing costs of $4.0 million, $6.7 million, and $4.5 million, as of March 31, 2021, March 31, 2020, and December 31, 2020, respectively
(2)Represents the estimate of future AllianzGI related revenue participation payments accounted for as consideration
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $14.4 million, $24.9 million, and $28.1 million as of March 31, 2021, March 31, 2020, and December 31, 2020, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, required debt principal payments due over next 12 months and actual AllianzGI revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents

Working capital at March 31, 2021 of $211.1 million increased 23% from December 31, 2020 reflecting net cash generated from the business and capital activities.
During the quarter, the company returned $5.0 million to shareholders through the repurchase of 19,912 shares of common stock. In addition, the company net settled 57,885 shares for $15.1 million to satisfy employee tax obligations.
The company reduced gross debt in the quarter by $5.9 million to $199.8 million. Over the prior four quarters, the company has reduced gross debt by 23%.
In connection with the finalization of the strategic partnership with AllianzGI, the company recorded a $137.7 million liability representing the estimate of future revenue participation payments.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Wednesday, April 28, 2021, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 9391821). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through May 5, 2021 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 9391821).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus' affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, NFJ Investment Group, Seix Investment Advisors, Silvant Capital Management, and Sustainable Growth Advisers. Additional information can be found at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2021	3/31/2020	Change	12/31/2020	Change
Revenues
Investment management fees	$173,269	$120,288	44%	$144,715	20%
Distribution and service fees	20,348	9,460	115%	10,279	98%
Administration and shareholder service fees	22,560	14,653	54%	16,407	38%
Other income and fees	720	165	336%	245	194%
Total revenues	216,897	144,566	50%	171,646	26%
Operating Expenses
Employment expenses	91,759	66,130	39%	73,527	25%
Distribution and other asset-based expenses	32,294	19,409	66%	20,686	56%
Other operating expenses	19,580	18,885	4%	17,232	14%
Operating expenses of consolidated investment products	559	6,749	(92%)	641	(13%)
Depreciation expense	1,098	1,258	(13%)	1,100	—%
Amortization expense	9,465	7,533	26%	7,529	26%
Total operating expenses	154,755	119,964	29%	120,715	28%
Operating Income (Loss)	62,142	24,602	153%	50,931	22%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	891	(7,544)	N/M	5,071	(82%)
Realized and unrealized gain (loss) of consolidated investment products, net	(4,687)	(8,669)	(46%)	10,768	N/M
Other income (expense), net	1,771	612	189%	1,070	66%
Total other income (expense), net	(2,025)	(15,601)	(87%)	16,909	N/M
Interest Income (Expense)
Interest expense	(2,314)	(3,199)	(28%)	(2,692)	(14%)
Interest and dividend income	136	752	(82%)	236	(42%)
Interest and dividend income of investments of consolidated investment products	23,876	29,229	(18%)	25,697	(7%)
Interest expense of consolidated investment products	(14,448)	(24,486)	(41%)	(15,179)	(5%)
Total interest income (expense), net	7,250	2,296	216%	8,062	(10%)
Income (Loss) Before Income Taxes	67,367	11,297	496%	75,902	(11%)
Income tax expense (benefit)	15,153	10,291	47%	14,088	8%
Net Income (Loss)	52,214	1,006	N/M	61,814	(16%)
Noncontrolling interests	(15,626)	(5,291)	195%	(18,499)	(16%)
Net Income (Loss) Attributable to Common Stockholders	$36,588	$(4,285)	N/M	$43,315	(16%)
Earnings (Loss) Per Share - Basic	$4.79	$(0.58)	N/M	$5.67	(16%)
Earnings (Loss) Per Share - Diluted	$4.54	$(0.58)	N/M	$5.40	(16%)
Cash Dividends Declared Per Common Share	$0.82	$0.67	22%	$0.82	—%
Weighted Average Shares Outstanding - Basic	7,633	7,422	3%	7,641	—%
Weighted Average Shares Outstanding - Diluted	8,052	7,422	8%	8,026	—%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2020	06/30/2020	9/30/2020	12/31/2020	3/31/2021
By product (period end):
Open-End Funds (1)	$34,361	$41,144	$44,574	$50,771	$72,164
Closed-End Funds	5,343	5,639	5,629	5,914	11,664
Exchange Traded Funds	480	541	543	837	1,021
Retail Separate Accounts	17,660	22,054	24,727	29,751	37,244
Institutional Accounts	28,507	34,819	36,851	40,861	42,802
Structured Products	4,343	4,264	4,163	4,060	3,985
Total	$90,694	$108,461	$116,487	$132,194	$168,880

By product (average) (2)
Open-End Funds (1)	$41,992	$38,182	$43,603	$47,782	$66,247
Closed-End Funds	6,524	5,566	5,742	5,847	9,340
Exchange Traded Funds	962	554	549	683	890
Retail Separate Accounts	20,414	17,660	22,054	24,727	32,118
Institutional Accounts	31,821	31,931	36,771	37,989	41,764
Structured Products	4,191	4,265	4,171	4,068	3,985
Total	$105,904	$98,158	$112,890	$121,096	$154,344

By asset class (period end):
Equity	$50,587	$66,205	$72,811	$86,268	$106,183
Fixed Income (3)	26,735	27,427	28,273	28,965	35,069
Multi-Asset (4)	9,708	10,714	11,105	12,201	22,498
Alternatives (5)	3,664	4,115	4,298	4,760	5,130
Total	$90,694	$108,461	$116,487	$132,194	$168,880

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
All Products
Open-End Funds (1)	48.5	49.5	50.4	51.8	48.0
Closed-End Funds	62.8	61.8	62.1	62.2	56.2
Exchange Traded Funds	9.5	5.1	6.5	3.3	6.7
Retail Separate Accounts	48.7	49.0	45.7	47.1	45.7
Institutional Accounts (7)	29.1	31.1	31.5	34.6	31.5
Structured Products	33.9	26.8	34.2	31.1	38.8
All Products (7)	42.6	42.9	43.1	44.9	43.1

(1)    Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(3)    Includes ultra-short strategies previously included in a separate liquidity strategy
(4)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income and alternatives
(5)    Includes real estate securities, infrastructure, mid-stream energy, long/short, and options strategies
(6)    Represents investment management fees, as adjusted divided by average assets. Investment management fees, as adjusted exclude the impact of consolidated investment products and are net of revenue related adjustments. Revenue related adjustments are based on specific agreements and reflect the portion of investment management fees passed-through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Institutional Accounts	0.8	0.7	2.1	3.9	0.6
All Products	0.2	0.2	0.7	1.2	0.2
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Open-End Funds (1)
Beginning balance	$43,824	$34,361	$41,144	$44,574	$50,771
Inflows	4,059	4,714	3,997	4,285	5,853
Outflows	(5,747)	(4,115)	(3,501)	(3,527)	(5,258)
Net flows	(1,688)	599	496	758	595
Market performance	(7,733)	6,255	3,006	5,694	1,130
Other (2)	(42)	(71)	(72)	(255)	19,668
Ending balance	$34,361	$41,144	$44,574	$50,771	$72,164

Closed-End Funds
Beginning balance	$6,748	$5,343	$5,639	$5,629	$5,914
Inflows	5	—	15	5	—
Outflows	—	—	—	—	—
Net flows	5	—	15	5	—
Market performance	(1,185)	380	54	364	105
Other (2)	(225)	(84)	(79)	(84)	5,645
Ending balance	$5,343	$5,639	$5,629	$5,914	$11,664

Exchange Traded Funds
Beginning balance	$1,156	$480	$541	$543	$837
Inflows	86	74	60	218	175
Outflows	(233)	(140)	(35)	(40)	(77)
Net flows	(147)	(66)	25	178	98
Market performance	(505)	137	(12)	126	98
Other (2)	(24)	(10)	(11)	(10)	(12)
Ending balance	$480	$541	$543	$837	$1,021

Retail Separate Accounts
Beginning balance	$20,414	$17,660	$22,054	$24,727	$29,751
Inflows	1,061	1,483	1,727	2,181	2,699
Outflows	(775)	(654)	(617)	(914)	(896)
Net flows	286	829	1,110	1,267	1,803
Market performance	(3,040)	3,560	1,591	3,757	2,141
Other (2)	—	5	(28)	—	3,549
Ending balance	$17,660	$22,054	$24,727	$29,751	$37,244

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Institutional Accounts
Beginning balance	$32,859	$28,507	$34,819	$36,851	$40,861
Inflows	1,499	3,141	2,075	2,252	1,884
Outflows	(1,777)	(1,667)	(2,381)	(1,687)	(1,868)
Net flows	(278)	1,474	(306)	565	16
Market performance	(4,150)	4,880	2,473	3,481	1,181
Other (2)	76	(42)	(135)	(36)	744
Ending balance	$28,507	$34,819	$36,851	$40,861	$42,802

Structured Products
Beginning balance	$3,903	$4,343	$4,264	$4,163	$4,060
Inflows	491	—	—	—	—
Outflows	(42)	(73)	(69)	(81)	(79)
Net flows	449	(73)	(69)	(81)	(79)
Market performance	39	33	10	9	35
Other (2)	(48)	(39)	(42)	(31)	(31)
Ending balance	$4,343	$4,264	$4,163	$4,060	$3,985

Total
Beginning balance	$108,904	$90,694	$108,461	$116,487	$132,194
Inflows	7,201	9,412	7,874	8,941	10,611
Outflows	(8,574)	(6,649)	(6,603)	(6,249)	(8,178)
Net flows	(1,373)	2,763	1,271	2,692	2,433
Market performance	(16,574)	15,245	7,122	13,431	4,690
Other (2)	(263)	(241)	(367)	(416)	29,563
Ending balance	$90,694	$108,461	$116,487	$132,194	$168,880

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Total revenues, GAAP	$216,897	$144,566	$171,646
Consolidated investment products revenues (1)	2,673	1,952	2,581
Investment management fees (2)	(11,943)	(9,947)	(10,403)
Distribution and service fees (2)	(20,351)	(9,462)	(10,283)
Total revenues, as adjusted	$187,276	$127,109	$153,541

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Total operating expenses, GAAP	$154,755	$119,964	$120,715
Consolidated investment products expenses (1)	(559)	(6,749)	(641)
Distribution and other asset-based expenses (3)	(32,294)	(19,409)	(20,686)
Amortization of intangible assets (4)	(9,465)	(7,533)	(7,529)
Acquisition and integration expenses (5)	(2,647)	781	344
Other (6)	(480)	—	(580)
Total operating expenses, as adjusted	$109,310	$87,054	$91,623

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Operating income (loss), GAAP	$62,142	$24,602	$50,931
Consolidated investment products (earnings) losses (1)	3,232	8,701	3,222
Amortization of intangible assets (4)	9,465	7,533	7,529
Acquisition and integration expenses (5)	2,647	(781)	(344)
Other (6)	480	—	580
Operating income (loss), as adjusted	$77,966	$40,055	$61,918

Operating margin, GAAP	28.7%	17.0%	29.7%
Operating margin, as adjusted	41.6%	31.5%	40.3%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Net income (loss) attributable to common stockholders, GAAP	$36,588	$(4,285)	$43,315
Amortization of intangible assets, net of tax (4)	6,201	4,601	4,739
Acquisition and integration expenses, net of tax (5)	1,940	(554)	(250)
Other, net of tax (6)	11,047	7,218	12,405
Seed capital and CLO investments (gains) losses, net of tax (7)	(1,156)	19,484	(18,847)
Net income (loss) attributable to common stockholders, as adjusted	$54,620	$26,464	$41,362
Weighted average shares outstanding - diluted	8,052	7,422	8,026
Dilutive impact of restricted stock units and stock options	—	232	—
Preferred stockA	—	321	—
Weighted average shares outstanding - diluted, as adjusted	8,052	7,975	8,026

Earnings (loss) per share - diluted, GAAP	$4.54	$(0.58)	$5.40
Earnings (loss) per share - diluted, as adjusted	$6.78	$3.32	$5.15
A For the period ending March 31, 2020, assumes conversion of preferred shares to common shares at the actual mandatory conversion rate of 0.7938 for the portion of the period prior to the conversion, which occurred on February 1, 2020

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Income (loss) before taxes, GAAP	$67,367	$11,297	$75,902
Consolidated investment products (earnings) losses (1)	(30)	1,732	(3,292)
Amortization of intangible assets (4)	9,465	7,533	7,529
Acquisition and integration expenses (5)	2,647	(781)	(344)
Other (6)	480	(704)	580
Seed capital and CLO investments (gains) losses (7)	(1,533)	20,185	(18,798)
Income (loss) before taxes, as adjusted	$78,396	$39,262	$61,577

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Income tax expense (benefit), GAAP	$15,153	$10,291	$14,088
Tax impact of:
Amortization of intangible assets (4)	2,528	2,189	2,055
Acquisition and integration expenses (5)	707	(227)	(94)
Other (6)	2,931	(1,547)	706
Seed capital and CLO investments (gains) losses (7)	(377)	701	49
Income tax expense (benefit), as adjusted	$20,942	$11,407	$16,804

Effective tax rate, GAAPA	22.5%	91.1%	18.6%
Effective tax rate, as adjustedB	26.7%	29.1%	27.3%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted
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Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Administration and shareholder service fees, GAAP	$22,560	$14,653	$16,407
Consolidated investment products fees (1)	61	39	65
Administration and shareholder service fees, as adjusted	$22,621	$14,692	$16,472

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Employment expenses, GAAP	$91,759	$66,130	$73,527
Acquisition and integration expenses (5)	(867)	781	515
Other (6)	(480)	—	(580)
Employment expenses, as adjusted	$90,412	$66,911	$73,462

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Other operating expenses, GAAP	$19,580	$18,885	$17,232
Acquisition and integration expenses (5)	(1,780)	—	(171)
Other operating expenses, as adjusted	$17,800	$18,885	$17,061

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Total other income (expense), net GAAP	$(2,025)	$(15,601)	$16,909
Consolidated investment products (1)	5,256	(4,855)	3,106
Seed capital and CLO investments (gains) losses (7)	(1,533)	20,185	(18,798)
Total other income (expense), net as adjusted	$1,698	$(271)	$1,217

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Interest and dividend income, GAAP	$136	$752	$236
Consolidated investment products (1)	910	2,629	898
Interest and dividend income, as adjusted	$1,046	$3,381	$1,134

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	3/31/2021	3/31/2020	12/31/2020
Total noncontrolling interests, GAAP	$(15,626)	$(5,291)	$(18,499)
Consolidated investment products (1)	30	(1,732)	3,292
Amortization of intangible assets (4)	(736)	(743)	(735)
Other (6)	13,498	6,375	12,531
Total noncontrolling interests, as adjusted	$(2,834)	$(1,391)	$(3,411)

Notes to Reconciliations:

Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and
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Virtus Investment Partners, Inc. 15.

financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2021	3/31/2020	12/31/2020
Employment expenses	$867	$(781)	$(515)
Other operating expenses	1,780	—	171
Total Acquisition and Integration Expenses	$2,647	$(781)	$(344)

6.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Interest expense is adjusted to remove gains on early extinguishment of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	3/31/2021	3/31/2020	12/31/2020
Employment expense fair value adjustments	$480	—	$580
Tax impact of employment expense fair value adjustments	(128)	—	(158)
Gain on extinguishment of debt	—	(704)	—
Tax impact of gain on extinguishment of debt	—	205	—
Other discrete tax adjustments	(2,803)	1,342	(548)
Affiliate minority interest fair value adjustments	13,498	6,375	12,531
Total Other	$11,047	$7,218	$12,405

Seed Capital and CLO Related
7.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated
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Virtus Investment Partners, Inc. 16.

investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic, political and pandemic conditions; (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the on-going effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative implications of changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) risk of loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2020 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public
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Virtus Investment Partners, Inc. 17.

statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com